Booz | Allen | Hamilton®

BOOZ ALLEN HAMILTON ANNOUNCES 4TH QUARTER AND FULL YEAR FISCAL 2019 RESULTS

- **+ Company Delivers Highest Annual Revenue and Earnings, Advancing Strongly Toward Three-Year Goals**
- **+ Annual Revenue Increase of 8.7 percent to a record $6.7 billion, and Revenue, Excluding Billable Expenses[1] Growth of 9.1 percent**
- **+ Annual Diluted Earnings Per Share of $2.91 and Adjusted Diluted Earnings Per Share[1] of $2.76**
- **+ 20.6 percent Increase in Total Backlog to $19.3 billion; and Annual Book-to-Bill of 1.49x**
- **+ Annual Headcount Increase of 5.8 percent, Adding 1,430 More Employees**
- **+ Quarterly Dividend of $0.23 per Share**

"We had a fantastic year. Technology adoption in government is accelerating, which means client demand is stronger than we've seen in years, particularly for our offerings. Across our growing business, clients are looking to gain value from today's technology and to envision what technology will be able to do for them in the future. We are uniquely qualified to partner with them and very proud to advance critical missions."

—HORACIO ROZANSKI
President and Chief Executive Officer

McLean, Virginia; May 28, 2019 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the fourth quarter and full year of fiscal 2019.

The Company delivered record performance for the fiscal year in revenue and earnings, increased headcount by nearly six percent, and generated solid backlog growth, as it advanced strongly toward its three-year growth outlook announced last June. Building on the year's momentum, the Company announced Fiscal 2020 guidance of between 6 percent and 9 percent Revenue growth and Adjusted Diluted EPS of between $2.90 and $3.05.

The Company reported annual revenue growth of 8.7 percent, and a 9.1 percent increase in Revenue, Excluding Billable Expenses[1]. The strong top-line growth contributed to a 38.7 percent increase in Net Income to $418.5 million and 15.4 percent increase in Adjusted EBITDA[1] to a record $674.6 million. Adjusted EBITDA Margin on Revenue[1] was 10.1 percent. Diluted Earnings per Share for the year was $2.91, up $0.88 or 43.4 percent, and Adjusted Diluted EPS[1] for the year was $2.76, up $0.77 or 38.7 percent.

Total backlog increased by 20.6 percent over the prior year period to $19.3 billion and the annual book-to-bill ratio was a record 1.49x. As of March 31, 2019, headcount was 1,430 higher than the prior year, and increased by nearly 270 since the end of the prior quarter.

FINANCIAL SUMMARY

Fourth Quarter and Full Year, ended March 31, 2019 - A summary of Booz Allen's results for the fourth quarter and full year of fiscal 2019 is below. All comparisons are to the prior year period, as restated as a result of the adoption of two accounting standards, ASC 606 and ASU 2017-07, that were both effective April 1, 2018. A description of key drivers can be found in the Company's Earnings Call Presentation for the fourth quarter and full year posted on *investors.boozallen.com.*

FULL YEAR FY19

(changes are compared to prior year period)

REVENUE:	
$6.70B	**+8.7%**
EX. BILLABLE EXPENSES[1]:	
$4.70B	**+9.1%**
OPERATING INCOME:	
$602.4M	**+15.9%**
ADJ. OPERATING INCOME[1]:	
$606.1M	**+16.6%**
NET INCOME:	
$418.5M	**+38.7%**
ADJUSTED NET INCOME[1]:	
$395.0M	**+34.2%**
EBITDA:	
$671.0M	**+14.8%**
ADJUSTED EBITDA[1]:	
$674.6M	**+15.4%**
DILUTED EPS:	
$2.91	**up from $2.03**
ADJUSTED DILUTED EPS[1]:	
$2.76	**up from $1.99**

1

The Company declared a regular quarterly dividend of $0.23 per share, which is payable on June 28, 2019, to stockholders of record on June 14, 2019.

FINANCIAL OUTLOOK

For fiscal 2020, the Company provided the following guidance:

+ ***Revenue***: Growth in the 6 to 9 percent range
+ ***Adjusted EBITDA Margin on Revenue***[1]: In the low 10 percent range
+ ***Adjusted Diluted EPS***[1]: $2.90 - $3.05

This Adjusted Diluted EPS[1] estimate is based on fiscal 2020 estimated average diluted shares outstanding in the range of 137 million to 141 million shares, and assumes an effective tax rate in the range of 23 percent to 25 percent.

3 YEAR INVESTMENT THESIS

The Company updated its goals for financial performance through Fiscal 2021 related to **ADEPS**[1] **growth** and **Margin**. For the three-year period from Fiscal Year 2018 through Fiscal Year 2021, the Investment Thesis is as follows:



Unique Market Position = **Strong Financial Returns** + **Option Value**

Unique Market Position	Strong Financial Returns	Option Value
*Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies *First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth creating value for critical missions and top priorities	**66% ADEPS Growth** + **~2% Dividend Yield** Supported by: 6 - 9% Annual Revenue Growth Low 10% Range Adj. EBITDA Margin ~$1.4B in Capital Deployment	Continued investment in new business lines and solutions that will drive future growth

CONFERENCE CALL INFORMATION

Booz Allen Hamilton will host a conference call at 8 a.m. EDT on Tuesday, May 28, 2019, to discuss the financial results for its Fourth Quarter and Full Year of Fiscal 2019 (ending March 31, 2019).

Analysts and institutional investors may participate on the call by dialing (877) 375-9141; International: (253) 237-1151, using the passcode 8764738. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on May 28, 2019, and continuing for 30 days.

1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail.

FINANCIAL SUMMARY

As of March 31, 2019, total backlog was $19.3 billion, compared to $16.0 billion as of March 31, 2018, an increase of 20.6 percent. Net cash provided by operating activities for the fourth quarter of fiscal 2019 was $216.4 million as compared to $122.2 million in the prior year period. Free cash flow[1] for the fourth quarter was $179.8 million, compared with $106.9 million in the prior year period.

4TH QUARTER FY19

(changes are compared to prior year period)

REVENUE:	
$1.78B	**+9.1%**
EX. BILLABLE EXPENSES[1]:	
$1.24B	**+8.1%**
OPERATING INCOME:	
$135.1M	**+2.6%**
ADJ. OPERATING INCOME[1]:	
$135.1M	**+2.6%**
NET INCOME:	
$89.6M	**+8.6%**
ADJUSTED NET INCOME[1]:	
$90.0M	**+21.9%**
EBITDA:	
$153.3M	**+3.4%**
ADJUSTED EBITDA[1]:	
$153.3M	**+3.4%**
DILUTED EPS:	
$0.63	**up from $0.56**
ADJUSTED DILUTED EPS[1]:	
$0.64	**up from $0.51**

2

Unless otherwise specified, all references to "record" results are with respect to the period since Booz Allen's initial public offering.

NON-GAAP FINANCIAL INFORMATION

"Revenue, Excluding Billable Expenses" represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations.

"Adjusted Operating Income" represents Operating Income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group (the "Carlyle Acquisition"), and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

"Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. "Adjusted EBITDA Margin on Revenue" is calculated as Adjusted EBITDA divided by revenue. "Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses" is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

"Adjusted Net Income" represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the Carlyle Acquisition, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, (iv) release of income tax reserves, and (v) re-measurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act (the "2017 Tax Act") in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non recurring nature or because they result from an event of a similar nature. Booz Allen views net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform.

"Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with accounting principles generally accepted in the United States, or GAAP.

"Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property and equipment.

Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue,Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business

ABOUT BOOZ ALLEN HAMILTON

For more than 100 years, military government and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital, engineering and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder to shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision.

With global headquarters in McLean, Virginia, our firm employs more than 26,000 people globally, and had revenue of $6.70 billion for the 12 months ended March 31, 2019. To learn more, visit www.boozallen.com. (NYSE: BAH)

CONTACT:

Media Relations- James Fisher: 703-337-7595

Investor Relations- Nicholas Veasey: 703-337-5332

3

planning purposes, including managing its business reconciliation of Revenue, Excluding Billable Expenses, against internal projected results of operations and Adjusted Operating Income, Adjusted EBITDA, Adjusted measuring its performance. Management views Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Operating Income, Adjusted EBITDA, Adjusted EBITDA Revenue, Excluding Billable Expenses, Adjusted Net Income, Margin on Revenue, Adjusted EBITDA Margin on Revenue, Adjusted Diluted EPS, and Free Cash Flow to the most Excluding Billable Expenses, Adjusted Net Income, and directly comparable financial measure calculated and Adjusted Diluted EPS as measures of the core operating presented in accordance with GAAP. business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally With respect to our expectations under “Financial Outlook” not operational in nature. These supplemental above, a reconciliation of Adjusted Diluted EPS guidance to performance measures also provide another basis for the closest corresponding GAAP measure is not available comparing period to period results by excluding potential without unreasonable efforts on a forward-looking basis differences caused by non-operational and unusual or due to our inability to predict our stock price, equity grants non-recurring items. Management also utilizes Revenue, and dividend declarations during the course of fiscal 2020. Excluding Billable Expenses because it provides Projecting future stock price, equity grants and dividends to management useful information about the Company’s be declared would be necessary to accurately calculate the operating performance by excluding the impact of costs difference between Adjusted Diluted EPS and GAAP EPS as that are not indicative of the level of productivity of its a result of the effects of the two-class method and related consulting staff headcount and its overall direct labor, possible dilution used in the calculation of EPS. which management believes provides useful information Consequently, any attempt to disclose such reconciliation to its investors about its core operations. Booz Allen also would imply a degree of precision that could be confusing utilizes and discusses Free Cash Flow in this release or misleading to investors. We expect the variability of the because management uses this measure for business above charges to have an unpredictable, and potentially planning purposes, measuring the cash generating ability significant, impact on our future GAAP financial results. of the operating business and measuring liquidity generally. Booz Allen presents these supplemental In addition, management may discuss its expectation for measures because it believes that these measures provide EBITDA margin for fiscal year 2020 from time to time. A investors and securities analysts with important reconciliation of EBITDA margin guidance to the closest supplemental information with which to evaluate Booz corresponding GAAP measure is not available without Allen’s performance, long term earnings potential, or unreasonable efforts on a forward-looking basis due to our liquidity, as applicable, and to enable them inability to predict specific quantifications of the amounts to assess Booz Allen’s performance on the same basis as that would be required to reconcile such measures. management. These supplemental performance Consequently, any attempt to disclose such reconciliation measurements may vary from and may not be comparable would imply a degree of precision that could be to similarly titled measures by other companies in Booz confusing or misleading to investors. Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted FORWARD LOOKING STATEMENTS EBITDA Margin on Revenue, Adjusted EBITDA Margin on Certain statements contained in this press release and in Revenue, Excluding Billable Expenses, Adjusted Net related comments by our management include “forward- Income, Adjusted Diluted EPS, and Free Cash Flow are looking statements” within the meaning of the Private not recognized measurements under GAAP and when Securities Litigation Reform Act of 1995. Examples of analyzing Booz Allen’s performance or liquidity, as forward-looking statements include information concerning applicable, investors should (i) evaluate each adjustment Booz Allen’s preliminary financial results, financial outlook in our reconciliation of revenue to Revenue, Excluding and guidance, including forecasted revenue, Diluted EPS, Billable Expenses, operating income to Adjusted Operating and Adjusted Diluted EPS, future quarterly dividends, and Income, net income to Adjusted EBITDA, Adjusted EBITDA future improvements in operating margins, as well as any Margin on Revenue, Adjusted EBITDA Margin on Revenue, other statement that does not directly relate to any Excluding Billable Expenses, Adjusted Net Income, and historical or current fact. In some cases, you can identify Adjusted Diluted Earnings per Share, and net cash forward-looking statements by terminology such as “may,” provided by operating activities to Free Cash Flow, “will,” “could,” “should,” “forecasts,” “expects,” “intends,” (ii) use Revenue, Excluding Billable Expenses, Adjusted “plans,” “anticipates,” “projects,” “outlook,” “believes,” Operating Income, Adjusted EBITDA, Adjusted EBITDA “estimates,” “predicts,” “potential,” “continue,” Margin on Revenue, Adjusted EBITDA Margin on Revenue, “preliminary,” or the negative of these terms or other Excluding Billable Expenses, Adjusted Net Income, and comparable terminology. Although we believe that the Adjusted Diluted EPS in addition to, and not as an expectations reflected in the forward-looking statements alternative to revenue, operating income, net income are reasonable, we can give you no assurance these or diluted EPS as measures of operating results, each expectations will prove to have been correct. as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash These forward-looking statements relate to future events provided by operating activities as a measure of liquidity, or our future financial performance and involve known each as defined under GAAP. Exhibit 4 includes a and unknown risks, uncertainties and other factors that may 4 cause our actual results, levels of activity, performance or leaders; misconduct or other improper activities from our achievements to differ materially from any future results, employees or subcontractors, including the improper use levels of activity, performance or achievements expressed or release of our clients’ sensitive or classified or implied by these forward-looking statements. information; increased insourcing by various U.S. These risks and other factors include: efforts by Congress government agencies due to changes in the definition of and other U.S. government bodies to reduce U.S. “inherently governmental” work, including proposals to government spending and address budgetary constraints, limit contractor access to sensitive or classified including automatic sequestration required by the Budget information and work assignments; increased competition Control Act of 2011 (as subsequently amended) and the from other companies in our industry; failure to maintain U.S. deficit, as well as associated uncertainty around the strong relationships with other contractors or the failure timing, extent, nature, and effect of such efforts; delayed of contractors with which we have entered into a sub- or funding of our contracts due to uncertainty relating to prime- contractor relationship to meet their obligations funding of the U.S. government and a possible failure of to us or our clients; inherent uncertainties and potential Congressional efforts to approve such funding and to craft adverse developments in legal or regulatory proceedings, a long-term agreement on the U.S. government’s ability to including litigation, audits, reviews, and investigations, incur indebtedness in excess of its current limits, or which may result in materially adverse judgments, changes in the pattern or timing of government funding settlements, withheld payments, penalties, or other and spending (including those resulting from or related unfavorable outcomes including debarment, as well as to cuts associated with sequestration); any issue that disputes over the availability of insurance or compromises our relationships with the U.S. government indemnification; internal system or service failures and or damages our professional reputation, including security breaches, including, but not limited to, those negative publicity concerning government contractors resulting from external or internal cyber attacks on our in general or us in particular; changes in U.S. government network and internal systems; risks related to the spending, including a continuation of efforts by the U.S. potential implementation and operation of new financial government to decrease spending for management management systems; risks inherent in the government support service contracts, and mission priorities that shift contracting environment; risks related to changes to our expenditures away from agencies or programs that we operating structure, capabilities, or strategy intended to support; U.S. government shutdowns as a result of the address client needs, grow our business or respond to failure by elected officials to fund the government; the market developments; risks associated with increased size of our addressable markets and the amount of U.S. competition, new relationships, clients, capabilities, and government spending on private contractors; failure to service offerings in our U.S. and international businesses; comply with numerous laws and regulations, including, failure to comply with special U.S. government laws and but not limited to, the Federal Acquisition Regulation regulations relating to our international operations; risks (“FAR”), the False Claims Act, the Defense Federal related to our indebtedness and credit facilities which Acquisition Regulation Supplement and FAR Cost contain financial and operating covenants; the adoption Accounting Standards and Cost Principles; our ability to by the U.S. government of new laws, rules, and compete effectively in the competitive bidding process regulations, such as those relating to organizational and delays or losses of contract awards caused by conflicts of interest issues or limits; risks related to competitors’ protests of major contract awards received completed and future acquisitions, including our ability to by us; the loss of General Services Administration Multiple realize the expected benefits from such acquisitions; an Award schedule contracts, or GSA schedules, or our inability to utilize existing or future tax benefits for any position as prime contractor on government-wide reason, including as a result of a change in laws or acquisition contract vehicles, or GWACs; changes in the regulations; variable purchasing patterns under U.S. mix of our contracts and our ability to accurately estimate government GSA schedules, blanket purchase agreements or otherwise recover expenses, time, and resources for and indefinite delivery, indefinite quantity, or IDIQ, our contracts; continued efforts to change how the U.S. contracts; and the impact of changes in accounting rules government reimburses compensation related costs and and regulations, or interpretations thereof, that may other expenses or otherwise limit such reimbursements affect the way we recognize and report our financial and an increased risk of compensation being deemed results, including changes in accounting rules governing unreasonable and unallowable or payments being recognition of revenue. Additional information concerning withheld as a result of U.S. government audit, review, or these and other factors can be found in our filings with the investigation; our ability to realize the full value of and Securities and Exchange Commission (SEC), including our replenish our backlog, generate revenue under certain of Annual Report on Form 10-K, filed with the SEC on May 28, our contracts and the timing of our receipt of revenue 2019. All forward-looking statements attributable to us or under contracts included in backlog; changes in estimates persons acting on our behalf are expressly qualified in used in recognizing revenue; an inability to attract, train, their entirety by the foregoing cautionary statements. or retain employees with the requisite skills and All such statements speak only as of the date made and, experience; an inability to timely hire, assimilate and except as required by law, we undertake no obligation to effectively utilize our employees, ensure that employees update or revise publicly any forward-looking statements, obtain and maintain necessary security clearances and/or whether as a result of new information, future events or effectively manage our cost structure; the loss of otherwise. members of senior management or failure to develop new 5 5

Exhibit 1 Booz Allen Hamilton Holding Corporation Consolidated Statements of Operations   Three Months Ended Fiscal Year Ended March 31, March 31, (Amounts in thousands, except per share data) 2019 2018 2019 2018 (Unaudited) Revenue $ 1,780,080 $ 1,631,076 $ 6,704,037 $ 6,167,600 Operating costs and expenses: Cost of revenue 815,404 755,210 3,100,466 2,866,268 Billable expenses 538,833 483,077 2,004,664 1,861,312 General and administrative expenses 272,528 244,533 927,938 855,541 Depreciation and amortization 18,216 16,560 68,575 64,756 Total operating costs and expenses 1,644,981 1,499,380 6,101,643 5,647,877 Operating income 135,099 131,696 602,394 519,723 Interest expense (22,160) (21,960) (89,517) (82,269) Other income (expense), net 4,941 (3,569) 2,526 (7,418) Income before income taxes 117,880 106,167 515,403 430,036 Income tax expense 28,305 23,661 96,874 128,344 Net income $ 89,575 $ 82,506 $ 418,529 $ 301,692 Earnings per common share: Basic $ 0.64 $ 0.57 $ 2.94 $ 2.05 Diluted $ 0.63 $ 0.56 $ 2.91 $ 2.03 6 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Consolidated Balance Sheets   March 31, March 31, (Amounts in thousands, except share and per share data) 2019 2018 Assets Current assets: Cash and cash equivalents $ 283,990 $ 286,958 Accounts receivable, net of allowance 1,330,364 1,133,705 Prepaid expenses and other current assets 84,986 71,309 Total current assets 1,699,340 1,491,972 Property and equipment, net of accumulated depreciation 172,453 152,364 Intangible assets, net of accumulated amortization 287,051 278,504 Goodwill 1,581,160 1,581,146 Other long-term assets 91,837 102,633 Total assets $ 3,831,841 $ 3,606,619 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $57,924 $63,100 Accounts payable and other accrued expenses 664,948 557,559 Accrued compensation and benefits 325,553 282,750 Other current liabilities 130,814 125,358 Total current liabilities 1,179,239 1,028,767 Long-term debt, net of current portion 1,701,837 1,755,479 Income tax reserves 11,509 11,787 Deferred tax liabilities 33,238 7,274 Other long-term liabilities 230,652 240,821 Total liabilities 3,156,475 3,044,128 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 159,924,825 shares at March 31, 2019 and 158,028,673 shares at March 31, 2018; outstanding, 140,027,853 shares at March 31, 2019 and 143,446,539 shares at March 31, 2018 1,599 1,580 Treasury stock, at cost — 19,896,972 shares at March 31, 2019 and 14,582,134 shares at March 31, 2018 (711,450) (461,457) Additional paid-in capital 401,596 346,958 Retained earnings 994,811 690,516 Accumulated other comprehensive loss (11,190) (15,106) Total stockholders’ equity 675,366 562,491 Total liabilities and stockholders’ equity $ 3,831,841 $ 3,606,619 7 7

Exhibit 3 Booz Allen Hamilton Holding Corporation Consolidated Statements of Cash Flows   Fiscal Year Ended March 31, (Amounts in thousands) 2019 2018 Cash flows from operating activities Net income $ 418,529 $ 301,692 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 68,575 64,756 Stock-based compensation expense 31,275 23,318 Deferred income taxes 23,006 8,956 Excess tax benefits from stock-based compensation (10,777) (14,457) Amortization of debt issuance costs and loss on extinguishment 9,354 5,974 Losses (gains) on dispositions (5,464) (246) Changes in assets and liabilities: Accounts receivable, net of allowance (196,453) (126,196) Income taxes receivable / payable 32,411 9,636 Prepaid expenses and other current assets (2,328) 14,119 Other long-term assets (15,346) (12,394) Accrued compensation and benefits 44,137 11,296 Accounts payable and other accrued expenses 107,515 47,316 Accrued interest 122 6,218 Income tax reserves (278) 140 Other current liabilities (7,878) 4,755 Other long-term liabilities 3,210 24,260 Net cash provided by operating activities 499,610 369,143 Cash flows from investing activities Purchases of property, equipment, and software (94,681) (78,437) Payments for businesses acquired, net of proceeds from sales of business 5,469 (19,113) Insurance proceeds received for damage to equipment — 1,097 Net cash used in investing activities (89,212) (96,453) Cash flows from financing activities Proceeds from issuance of common stock 11,266 8,907 Stock option exercises 12,116 12,095 Repurchases of common stock (252,824) (270,318) Cash dividends paid (114,234) (103,411) Dividend equivalents paid to option holders (280) (951) Repayment of debt (170,512) (317,149) Proceeds from debt issuance 102,071 467,678 Payment on contingent liabilities from acquisition (969) — Net cash used in financing activities (413,366) (203,149) Net (decrease) increase in cash and cash equivalents (2,968) 69,541 Cash and cash equivalents — beginning of year 286,958 217,417 Cash and cash equivalents — end of year $ 283,990 $ 286,958 Supplemental disclosures of cash flow information Cash paid during the period for: Interest $ 76,731 $ 62,498 Income taxes $ 52,512 $ 128,416 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ 6,315 $ 9,146 Noncash financing activities $ 3,033 $ — 8 8

Exhibit 4

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

(In thousands, except share and per share data)	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Fiscal Year Ended March 31, 2019	Fiscal Year Ended March 31, 2018
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 1,780,080	$ 1,631,076	$ 6,704,037	$ 6,167,600
Billable expenses	538,833	483,077	2,004,664	1,861,312
Revenue, Excluding Billable Expenses	$ 1,241,247	$ 1,147,999	$ 4,699,373	$ 4,306,288
Adjusted Operating Income				
Operating Income	$ 135,099	$ 131,696	$ 602,394	$ 519,723
Transaction expenses (a)	—	—	3,660	—
Adjusted Operating Income	$ 135,099	$ 131,696	$ 606,054	$ 519,723
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 89,575	$ 82,506	$ 418,529	$ 301,692
Income tax expense	28,305	23,661	96,874	128,344
Interest and other, net (b)	17,219	25,529	86,991	89,687
Depreciation and amortization	18,216	16,560	68,575	64,756
EBITDA	153,315	148,256	670,969	584,479
Transaction expenses (a)	—	—	3,660	—
Adjusted EBITDA	$ 153,315	$ 148,256	$ 674,629	$ 584,479
Adjusted EBITDA Margin on Revenue	8.6%	9.1%	10.1%	9.5%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	12.4%	12.9%	14.4%	13.6%
Adjusted Net Income				
Net income	$ 89,575	$ 82,506	$ 418,529	$ 301,692
Transaction expenses (a)	—	—	3,660	—
Release of income tax reserves (c)	—	—	(462)	—
Re-measurement of deferred tax assets/liabilities (d)	—	(9,107)	(27,908)	(9,107)
Amortization or write-off of debt issuance costs and write-off of original issue discount	519	662	2,920	2,655
Adjustments for tax effect (e)	(135)	(242)	(1,711)	(969)
Adjusted Net Income	$ 89,959	$ 73,819	$ 395,028	$ 294,271
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	141,050,704	145,577,134	143,156,176	147,750,022
Adjusted Net Income Per Diluted Share (f)	$ 0.64	$ 0.51	$ 2.76	$ 1.99
Free Cash Flow				
Net cash provided by operating activities	$ 216,407	$ 122,223	$ 499,610	$ 369,143
Less: Purchases of property and equipment	(36,605)	(15,370)	(94,681)	(78,437)
Free Cash Flow	$ 179,802	$ 106,853	$ 404,929	$ 290,706

(a) Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 23, 2018.

(b) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.

(c) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.

(d) Reflects primarily the adjustments made to the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act, including a measurement period adjustment associated with the unbilled receivables method change approved by the IRS in the third quarter of fiscal 2019.

(e) With the enactment of the 2017 Tax Act, fiscal 2018 and fiscal 2019 adjustments are reflected using assumed effective tax rates of 36.5% and 26%, which approximate the blended federal and state tax rates for fiscal 2018 and 2019, respectively, and consistently exclude the impact of other tax credits and incentive benefits realized.

(f) Excludes an adjustment of approximately $0.4 million and $1.8 million of net earnings for the three and twelve months ended March 31, 2019, respectively, and excludes an adjustment of approximately $0.4 million and $1.9 million of net earnings for the three and twelve months ended March 31, 2018, respectively, associated with the application of the two-class method for computing diluted earnings per share.

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Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data   As of March31, (Amounts in millions) 2019 2018 Backlog Funded $ 3,436 $ 2,685 Unfunded 3,687 4,161 Priced Options 12,198 9,174 Total Backlog $ 19,321 $ 16,020 Three Months Ended Fiscal Year Ended March 31, March 31, 2019 2018 2019 2018 Book-to-Bill * 0.36 0.60 1.49 1.39 * Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue. As of March31, 2019 2018 Headcount Total Headcount 26,069 24,639 Consulting Staff Headcount 23,379 22,145 Three Months Ended Fiscal Year Ended March 31, March 31, 2019 2018 2019 2018 Percentage of Total Revenue by Contract Type Cost-Reimbursable 54% 52% 53% 51% Time-and-Materials 23% 25% 24% 25% Fixed-Price 23% 23% 23% 24% Three Months Ended March 31, 2019 2018 Days Sales Outstanding ** 70 66 ** Calculated as total accounts receivable divided by revenue per day during the relevant fiscal quarter. 101 0